 EXHIBIT 31.2

CERTIFICATION

I, Douglas Griggs, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Triangle Petroleum Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 27, 2016

/S/
/s/ DOUGLAS GRIGGS
Douglas Griggs
Chief Accounting Officer (principal financial officer)